UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2018

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55415	99-0376434
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1337 Massachusetts Avenue, #243 Arlington, Massachusetts (Address of Principal Executive Offices)	02476 (Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

200 CambridgePark Drive, Suite 2000

Cambridge, Massachusetts 02140

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2018, Enumeral Biomedical Holdings, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with XOMA US LLC (the “Buyer”). The Purchase Agreement contemplates that, subject to the provisions contained therein, the Company will sell and Buyer will purchase specified assets of the Company’s PD-1 antibody program in consideration for a cash payment from the Buyer in the amount of $1,600,000 (the “Purchase Price”). Further, upon execution of the Purchase Agreement and Company’s receipt from Buyer of the Deposit (as defined in below), the Company was required to, and did, commence a case (the “Chapter 11 Case”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”). See Item 1.03 below for additional information concerning the Chapter 11 Case.

The Purchase Agreement provides that, subject to the entry in the Chapter 11 Case of an order approving the sale of property free and clear of liens and claims (the “Sale Order”) and the satisfaction or waiver of the other closing conditions set forth in the Purchase Agreement, the Company will sell, assign and transfer to Buyer, free and clear of all Encumbrances (as defined in the Purchase Agreement), but subject to the Assumed Liabilities (as defined below), all of the Company’s right, title and interest in and to the intellectual property assets directly related to the Company’s PD-1 antibody program, including without limitation (a) all Intellectual Property and Intellectual Property Rights ( as such terms are defined in the Purchase Agreement) and all claims and causes of action arising therefor or related thereto, and (b) all of the Company’s rights under that certain Definitive License and Transfer Agreement (the “Pieris Agreement”), dated as of June 6, 2016 and as subsequently amended on January 3, 2017, between the Company, Pieris Pharmaceuticals, Inc. and Pieris Pharmaceuticals GmbH (collectively, the “Purchased Assets”).

The sale of the Purchased Assets is subject to, among other things, the Company’s receipt of higher or better offers, as further explained below. The Company invites parties interested in buying the Purchased Assets, or engaging in any other form of transaction regarding the Purchased Assets, to contact the Company.

The Purchase Agreement also provides that the Buyer shall assume and thereafter perform the liabilities of the Company under the Pieris Agreement arising after the Closing (the “Assumed Liabilities”). The Buyer will not assume and will have no obligations with respect to any liabilities of the Company other than the Assumed Liabilities.

Pursuant to the terms of the Purchase Agreement, the Buyer has delivered to Company’s legal counsel a deposit in the amount of $160,000.00 (the “Deposit”), which shall be either (a) applied toward the Purchase Price at the Closing (as defined below), (b) returned to Buyer (without interest) if the Purchase Agreement is terminated under certain specified circumstances, or (c) retained by the Company if the Purchase Agreement is terminated due to Buyer’s breach thereof.

The closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the “Closing”) shall take place no later than two business days following the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement, or such other date as mutually agreed upon by the Company and Buyer.

The Purchase Agreement provides that not later than January 30, 2018, the Company shall (a) commence the Chapter 11 Case; (b) file a sale motion (the “Sale Motion”) in the Chapter 11 Case seeking approval of and authorization to perform the Purchase Agreement and entry of the Sale Order; and (c) file a bid procedures motion seeking entry of an order (the “Bid Procedures Order”).

If entered by the Bankruptcy Court in the form requested, the Bid Procedures Order will set a date for a hearing on the Sale Motion (the “Sale Hearing”) and a deadline not less than three (3) business days before the Sale Hearing for filing and service of objections to the Sale Motion and higher or better offers for the Purchased Assets (each, a “Counterbid”). The requested Bid Procedures Order will specify that (i) the Company shall solicit Counterbids, (ii) if any Counterbid is timely received, the Buyer and such counterbidder(s) shall each have an opportunity to submit a final sealed bid not later than 4:00 p.m. on the second business day preceding the date scheduled for the Sale Hearing (unless the Bankruptcy Court specifies a different deadline), and (iii) if the Purchase Agreement is terminated pursuant to certain provisions specified therein, the Company shall pay to Buyer a breakup fee in the amount of $64,000.

The obligations of Buyer and the Company to consummate the transactions contemplated by the Purchase Agreement are subject to certain closing conditions, including (a) that the Sale Order shall have been entered and remain in full force and effect, (b) that the representations and warranties of the Company and Buyer, respectively, be true and correct in all respects as of the date of the Purchase Agreement and the date of Closing, (c) that the Company and Buyer shall have performed and complied in all material respects with the obligations and covenants required by the Purchase Agreement, and (d) that there shall not have occurred any material adverse effect with respect to the Purchase Assets (unless cured at or before the Closing).

The Purchase Agreement includes customary representations and warranties. The terms of the Purchase Agreement provide that, except in the case of fraud or intentional misrepresentation, the representations and warranties shall not survive the Closing.

The Purchase Agreement may be terminated by either party prior to Closing under certain specified conditions including, but not limited to, (a) a material breach by the other party of the representations, warranties or covenants in the Purchase Agreement, subject to a 5 business day cure period (except in the case of a failure of a party to perform at the Closing, as specified in the Purchase Agreement); (b) if any governmental authority enjoins or otherwise prohibits the transaction contemplated by the Purchase Agreement, except in the event of a stay that by its terms is not permanent and that is lifted prior to the date specified in the Purchase Agreement; (c) if the Bid Procedures Order is not entered by February 27, 2018; (d) if the Sale Order is not entered by March 29, 2018; or (e) if the Closing does not occur by April 3, 2018.

In addition, the Buyer may terminate the Purchase Agreement prior to Closing in the event that the Company files a pleading that seeks (other than, as per the Sale Motion, on a contingent basis in the event of a higher or better offer) entry of, or the Bankruptcy Court enters, an order that the Purchased Assets be sold to a person other than Buyer.

The Company may terminate the Purchase Agreement prior to Closing in the event that the Company determines in good faith, in the exercise of its fiduciary duties as debtor in possession, that the sale of the Purchased Assets pursuant to the terms and conditions of the Purchase Agreement is no longer in the best interests of the bankruptcy estate of the Company by reason of developments after the date of the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.03	Bankruptcy or Receivership.

On January 29, 2018, the Company and its wholly-owned subsidiaries, Enumeral Biomedical Corp. (“EBC”) and Enumeral Securities Corporation, filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Code”) in the Bankruptcy Court. The Chapter 11 case is being administered under Case No. 18-10280 (the “Case”).  The Company and its subsidiaries continue to operate their business as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code and the orders of the Bankruptcy Court.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Case created an event of default under the 12% Senior Secured Convertible Promissory Notes (the “Notes”), dated as of May 19, 2017 (the “Offering Date”), that the Company issued to certain accredited investors (the “Buyers”) pursuant to a Subscription Agreement between the Company and the Buyers, dated as of the Offering Date (the “Subscription Agreement”).

Pursuant to the terms of the Subscription Agreement, the Buyers purchased 668 Units (the “Units”) of the Company’s securities, at a purchase price of $1,000 per Unit. Each Unit consists of (i) a Note, with a face value of $1,150, and (ii) a warrant to purchase 11,500 shares of the Company’s common stock, exercisable for a period of five years and having an exercise price of $0.10 per share (subject to adjustment in certain circumstances).

Interest on the Notes is payable on the face value of the Notes at the rate of 12% per annum, which is cumulative and due and payable in shares of the Company’s common stock on the applicable conversion date, or in cash in the case of redemption of the Notes by the Company (each as described in the Notes). The Notes have a stated maturity date of 12 months from the Offering Date. The Notes rank senior to all existing indebtedness of the Company, except as otherwise set forth in the Notes.

The Company’s obligations under the Notes are secured, pursuant to the terms of an Intellectual Property Security Agreement (the “Security Agreement”), dated as of the Offering Date, as subsequently amended on October 23, 2017, by and among the Company, EBC, the Buyers and the collateral agent for the Buyers named therein, by a first priority security interest in all now owned or hereafter acquired intellectual property of the Company and EBC, except to the extent such intellectual property cannot be assigned or the creation of a security interest would be prohibited by applicable law or contract.

The Company currently has Notes outstanding with a face value of $768,200. Approximately $64,000 in interest on the Notes has accrued as of the date of this filing. In the exercise of its fiduciary duties as debtor in possession in the Case, the Company intends to seek an order of the Bankruptcy Court disallowing, avoiding, subordinating and/or recharacterizing as equity the claims asserted by holders of the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of January 26, 2018, by and between Enumeral Biomedical Holdings, Inc. and XOMA US LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: January 29, 2018	By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney
Title: Interim Chief Executive Officer and President, Vice President of Finance, Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of January 26, 2018, by and between Enumeral Biomedical Holdings, Inc. and XOMA US LLC.